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                                                                  Exhibit 10.9.3

[GREYROCK CAPITAL LOGO]

                           AMENDMENT TO LOAN DOCUMENTS


Borrower:    FirePond, Inc. (formerly CWC Incorporated)

Address:     890 Winter Street, Suite 300
             Waltham, MA  02451

Date:        September 29, 1999


         THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Greyrock Capital, a Division of Banc of America Commercial Finance Corporation (formerly Greyrock Business Credit, a Division of NationsCredit Commercial Corporation) ("Greyrock"), whose address is 10880 Wilshire Blvd., Suite 1850, Los Angeles, CA 90024 and the borrower named above ("Borrower").

         The Parties agree to amend the Loan and Security Agreement between them, dated July 31, 1998 (as previously amended, the "Loan Agreement"), as follows, effective as of the date hereof. (This Amendment, the Loan Agreement, any prior written amendments to said agreements signed by Greyrock and Borrower, and all other written documents and agreements between Greyrock and Borrower are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

         1. Maximum Credit. Section 1 of the Schedule is hereby amended in its entirety to read as follows:

         "1. CREDIT LIMIT
             (Section 1.1):         An amount not to exceed the lesser of: (a)
                                    $7,000,000 at any one time outstanding; or
                                    (b) the sum of (i) and (ii) below:

                                    (i)   the lesser of (A) $5,000,000, or (B)
                                          80% of the amount of Borrower's
                                          Eligible Receivables (as defined in
                                          Section 8 above); plus

                                    (ii)  The unpaid principal balance of the
                                          Term Loan (defined below) outstanding
                                          from time to time.


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                                          TERM LOAN. Effective September 29,
                                          1999, $2,000,000 of the Loans
                                          outstanding on such date shall be
                                          converted to a term loan (the "Term
                                          Loan"). The entire unpaid principal
                                          balance of the Term Loan and all other
                                          Obligations shall be due and payable
                                          on termination of this Agreement.
                                          Accrued interest on the Term Loan
                                          shall be paid monthly on the last day
                                          of each month as provided in Section
                                          1.2 above. The Term Loan may not be
                                          repaid and reborrowed."

         2. Extension. The date "October 31, 1999" in Section 4 of the Schedule is hereby replaced by the date "October 31, 2000", so that such section reads as follows:

         "4. MATURITY DATE
             (Section 6.1)          October 31, 2000, subject to automatic
                                    renewal as provided in Section 6.1 above, and early termination as provided in Section
                                    6.2 above."

         3. Notice of Termination. Pursuant to that certain Amendment to Loan Documents dated July 8, 1999, Section 6.1 of the Loan Agreement was amended in its entirety to read as follows:

                  "6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the Maturity Date); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than thirty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date."

         This will confirm that the word "thirty" in Section 6.1 of the Loan Agreement is hereby replaced by the word "sixty", so that such section is hereby amended in its entirety to read as follows:

                  "6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the Maturity Date); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than sixty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date."

         4. Fee. In consideration for Greyrock entering into this Amendment, Borrower shall concurrently pay Greyrock a fee in the amount of $20,000, which shall be

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non-refundable and in addition to all interest and other fees payable to
Greyrock under the Loan Documents. Greyrock is authorized to charge said fee to Borrower's loan account.

         5. Representations True. Borrower represents and warrants to Greyrock that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

         6. General Provisions. This Amendment, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

  Borrower:                               Greyrock:

  FIREPOND, INC.                          GREYROCK CAPITAL,
                                          a Division of Banc of America
                                          Commercial Finance Corporation
  By /s/ Paul McDermott CFO
    -------------------------------
     President or Vice President          By
                                            -------------------------------
  By /s/ Thomas Carretta                  Title
    -------------------------------            ----------------------------
     Secretary or Ass't Secretary


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